EXHIBIT 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to all references to our Firm included or incorporated by reference in the Registration Statement on Form S-4 (the “Registration Statement”) of Stone Energy Corporation (the “Company”) relating to the Company’s exchange offer for its 6¾% Senior Subordinated Notes due 2014.

RYDER SCOTT COMPANY, L.P.
/s/ Ryder Scott Company, L.P.

Denver, Colorado
January 31, 2005